Exhibit 99.1

Winston Hotels, Inc. 2626 Glenwood Avenue • Suite 200 Raleigh, North Carolina 27608 www.winstonhotels.com NYSE: WXH

FOR FURTHER INFORMATION:

AT WINSTON HOTELS:
Patti L. Bell Director of Investor Relations & Administration (919) 510-8003 pbell@winstonhotels.com	Contact: Jerry Daly or Carol McCune (Media) (703) 435-6293 (jerry@dalygray.com, carol@dalygray.com)

For Immediate Release

Winston Hotels Reports Second Quarter 2003 Results

     RALEIGH, N.C., August 7, 2003—Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (REIT) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced results for the second quarter and six months ended June 30, 2003.

     Net income applicable to common shareholders was $1.7 million for the three months ended June 30, 2003, or $0.08 per share, compared to a net loss applicable to common shareholders of ($12.8) million for the three months ended June 30, 2002, or ($0.64) per share. This difference is primarily due to the acquisition of the leasehold interests for 47 hotels in 2002 from Interstate Hotels & Resorts, Inc., formerly MeriStar Hotels & Resorts, Inc., the cost of which was expensed in the second quarter of 2002. Funds from operations (FFO) declined 14.1 percent to $6.9 million for the second quarter of 2003, compared to $8.0 million for the like period a year earlier. FFO per share decreased 13.5 percent to $0.32 for the 2003 second quarter on 21.4 million fully diluted weighted average shares outstanding, compared to FFO per share of $0.37 on 21.4 million fully diluted weighted average shares outstanding for the 2002 second quarter. Results were in line with the company’s previously announced revised guidance.

     The effects of the war with Iraq, a decline in gross operating profit margins and a continued sluggish economy were key factors in the lower 2003 second quarter results. “For the quarter, occupancy declined 1.9 percent from the second quarter 2002, and average daily room rate decreased 3.0 percent for the second quarter of 2003 as compared to the same period in 2002, resulting in a 4.7 percent downturn in RevPAR as compared to the second quarter of 2002. This placed continued pressure on gross operating profit margins, which declined from 45.1 percent in the second quarter of 2002 to 43.6 percent in the second quarter of 2003,” said Bob Winston, chief executive officer.

Consolidation of Management Contracts

     On July 1, 2003, Winston transferred 41 of its management contracts in three separate transactions to Alliance Hospitality Management, LLC, a newly created hotel management company that is owned by an affiliate of Atlanta-based Noble Investment Group, Ltd., a nationally recognized hospitality company, and hotel veteran Dale M. Turner, CHA.

•	Thirty-three management contracts were transferred from Interstate. Winston had acquired leasehold interests for 47 of its hotels from Interstate’s predecessor company, MeriStar, on July 1, 2002.

•	Six hotels were transferred from Interstate Management and Investment Corp., a privately held hotel investment and management company based in Columbia, S.C.

•	Two hotels leased by a subsidiary of InterContinental Hotels Group PLC were transferred: the Las Vegas, Nev., Hampton Inn to Winston’s wholly owned taxable REIT subsidiary and the Windsor, Conn., Hilton Garden Inn to a lessee owned 57.65 percent by Winston’s wholly owned taxable REIT subsidiary, and 42.35 percent by Regent Partners, Winston’s equity partner in the project. Concurrently, the two properties’ management contracts were assigned to Alliance, which now operates approximately 84 percent of the hotels in which Winston has an ownership interest.

     “We have much more closely aligned our ownership interests with management,” Winston said. “We are fortunate that most of the people who have been operating these hotels at the property level remained with Alliance, making the transfer essentially seamless to our guests.

     Winston noted that the company continues to have an active acquisition pipeline and hopes to continue purchasing hotels through its joint venture with Charlesbank Capital. “Also, we continue to examine our existing portfolio and will selectively prune when appropriate.”

Operating Results

     Due to the acquisition of the company’s leasehold interests from Interstate Hotels & Resorts on July 1, 2002, the results of operations for the three and six months ended June 30, 2003, compared to the results of operations for the same periods a year earlier, do not offer a meaningful comparison. This is due primarily to recording the operating results of the hotels, for which the leasehold interests were acquired, on the company’s statements of operations beginning in the third quarter of 2002.

     In an effort to make a more meaningful comparison between periods, the company has provided below selected pro forma financial information for the three and six months ended June 30, 2003 and 2002, as if the acquisition of the leasehold interests from Interstate occurred on

January 1, 2002. This information is shown for the 47 hotels that were open during the periods presented and does not include operating results for any hotels that have been sold.

SELECTED PRO FORMA FINANCIAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

	(actual)	(pro forma)	(actual)	(pro forma)
Statistics
Average Daily Rate	$78.92	$81.38	$78.01	$81.05
Occupancy	68.9%	70.2%	65.8%	66.2%
Revenue Per Available Room	$54.38	$57.09	$51.37	$53.68
Operating Results (in thousands)
Revenue:
Rooms	$30,124	$31,465	$56,557	$58,721
Other hotel revenue	3,023	3,311	5,818	6,236
Percentage lease revenue	739	755	1,549	1,508
Interest, joint venture and other income	364	353	730	699
Total revenue	34,250	35,884	64,654	67,164
Hotel operating expenses:
Rooms	6,815	6,897	13,104	13,006
Other hotel operating expenses	2,121	2,293	4,183	4,321
Undistributed operating expenses:
Property operating costs	6,085	6,179	12,217	11,924
Real estate taxes and property and casualty insurance	1,721	1,559	3,454	3,307
Other operating costs	4,599	4,708	8,656	8,785
Percentage lease expense	1,302	1,216	2,210	1,993
Depreciation and amortization	4,770	4,988	9,712	10,014
General and administrative	1,471	1,315	2,956	2,870
Total expenses	28,884	29,155	56,492	56,220
Operating income	$5,366	$6,729	$8,162	$10,944

Financial Highlights on June 30, 2003

•	FFO payout ratio was 58.3 percent on a trailing 12-month basis

•	CAD payout ratio was 93.8 percent on a trailing 12-month basis

•	Total debt to EBITDA multiple was 4.0 on a trailing 12-month basis

•	Annual interest coverage ratio multiple was 4.1 on a trailing 12-month basis

•	Consolidated debt to total gross assets at cost was 29.9 percent

•	Generated an unleveraged return on investment of 8.6 percent on its hotel portfolio on a trailing 12-month basis. Based upon the company’s leverage and borrowing costs, the company realized a leveraged return on investment of 9.9 percent on a trailing 12-month basis.

•	On a total portfolio basis, operating margins decreased from 45.1 percent to 43.6 percent in the 2003 second quarter, compared to the same quarter for 2002, and from 44.3 percent to 41.6 percent for the six months ended June 30, 2002 and 2003, respectively.

•	Based on information provided by Smith Travel Research, RevPAR yield for the six months ended June 30, 2003 for Winston’s portfolio was 108 percent, indicating that the company’s portfolio achieved disproportionately greater RevPAR than its competition.

     “Despite the prolonged difficult operating environment, we remain optimistic about the long-term health of the hotel industry,” said Joe Green, chief financial officer. “Our balance sheet remains one of the strongest in our peer group with a low-levered 29.9 percent debt to total gross asset ratio. We believe that we have flexibility to respond to opportunities as they arise.”

     During the second quarter, Winston Hotels declared a regular cash dividend of $0.15 per common share, which is equivalent to $0.60 per common share on an annualized basis. Also in the second quarter, the company announced its regular quarterly cash dividend to preferred shareholders of $0.578125 per share.

     “Although the industry and economy continue to struggle, we are comfortable with our current dividend policy,” Green noted. Based on the closing price of the company’s stock on August 6, 2003, Winston’s current dividend is equivalent to an annualized dividend yield of 6.7 percent.

Outlook and Guidance

     “For the 2003 third quarter, we anticipate RevPAR to be between flat and down 2 percent, based on our operators’ estimates. FFO per share for the 2003 third quarter is expected to be between $0.28 and $0.30. Because Alliance has operated our properties for only about one month, we are not providing guidance for the full year at this time. However, we expect to be able to provide updated guidance for the full year later this quarter.”

     Winston Hotels’ second quarter investor conference call is scheduled for 10 a.m. ET today. The call also will be simulcast over the Internet via the company’s web site, www.winstonhotels.com. The replay will be available on the company’s Web site for 30 days and via telephone for seven days by calling 800-475-6701, access code 692156.

     Raleigh, North Carolina-based Winston Hotels, Inc., is a real estate investment trust specializing in the development, acquisition, repositioning and active asset management of premium limited-service, upscale extended-stay and full-service hotels, with a portfolio increasingly weighted toward the leading brands in the lodging industry’s upscale segment. The company currently owns or is invested in 52 hotels with 7,200 rooms in 17 states, which includes: 44 wholly-owned properties with 6,141 rooms; a 49 percent ownership interest in two joint venture hotels with 296 rooms; a 57.65 percent ownership interest in one joint venture hotel with 157 rooms; a 13.05 percent ownership interest in two joint venture hotels with 215 rooms; and a mezzanine financing interest in three hotels with 391 rooms. For more information about Winston Hotels, visit the Winston Hotels web site www.winstonhotels.com.

     In addition to historical information, this press release contains forward-looking statements. The reader can identify these statements by use of words like “may,” “will,” “expect,” “project,” “anticipate,” “estimate,” “target,” “believe,” or “continue” or similar expressions, including without limitation its acquisition and disposition plans for hotel properties, its dividend policy, and its estimated FFO and RevPAR for the 2003 third quarter. These statements represent the company’s judgment and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements including, but not limited to, changes in general economic conditions, lower occupancy rates, lower average daily rates, acquisition risks, development risks including risk of construction delay, cost overruns, occupancy and other governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, the risk of non-payment of mezzanine loans, or the failure to make additional mezzanine debt investments and investments in distressed hotel opportunities. Other risks are discussed in the company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2002, Quarterly Reports on Form 10-Q and its other periodic reports.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, the company has provided a reconciliation in this press release of each non-GAAP financial measure to its directly comparable GAAP measure. We believe that these non-GAAP measures, when combined with the Company’s primary GAAP presentations required by the SEC, help improve our equity holders’ ability to understand our operating performance and make it easier to compare the results of our Company with other hotel REITs. A description of each is provided below. (A further description of certain of these non-GAAP measures can be found in our annual report on Form 10-K for the year ended December 31, 2002.)

FFO Payout Ratio is calculated by dividing common dividends per share paid over the last twelve months by trailing twelve-month FFO per share for the same period.

The Company computes the CAD (“Cash Available for Distribution”) Payout Ratio by dividing common dividends per share paid over the last twelve months by trailing twelve-month CAD per share for the same period. The Company believes the CAD Payout Ratio also helps improve our equity holders’ ability to understand our ability to make required distributions to maintain our REIT status.

The Company computes the annual interest coverage ratio by dividing trailing twelve-month EBITDA by the Company’s interest expense during the same twelve-month period. The Company believes the annual interest coverage ratio also helps improve our equity holders’ ability to understand our ability to pay interest costs from operating results.

The Company computes the total debt to EBITDA multiple by dividing the Company’s debt as of June 30, 2003 by EBITDA for the twelve-months preceding such date.

The Company computes Unleveraged Return on Investment by dividing EBITDA for the trailing twelve months by total gross book value of operating properties as of June 30, 2003. The Company believes Unleveraged Return on Investment helps improve our equity holders’ ability to understand the extent to which our investment in operating properties provides an unleveraged return.

The Company computes Leveraged Return on Investment by dividing EBITDA less interest expense for the trailing twelve months by total leveraged investment in operating properties (equal to total gross book value of operating properties less total debt) as of June 30, 2003. The Company believes the Leveraged Return on Investment helps improve our equity holders’ ability to understand the extent to which our leveraged investment in operating properties provides a leveraged return. An investor can compare Leveraged Return on Investment to Unleveraged Return on Investment and ascertain the extent to which the Company is effectively using leverage to bolster its operating performance.

WINSTON HOTELS, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)

	June 30, 2003	December 31, 2002

	(unaudited)
	ASSETS
Land	$39,536	$39,348
Buildings and improvements	347,143	345,511
Furniture and equipment	46,120	44,332

Operating properties	432,799	429,191
Less accumulated depreciation	118,262	109,152

	314,537	320,039
Properties under development	1,864	1,800

Net investment in hotel properties	316,401	321,839
Corporate FF&E, net	608	735
Cash	5,240	1,510
Accounts receivable	3,534	1,958
Notes receivable	5,016	5,016
Investment in joint ventures	8,453	9,117
Deferred expenses, net	2,527	2,954
Prepaid expenses and other assets	6,559	6,988
Deferred tax asset	8,008	7,325

Total assets	$356,346	$357,442

	LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$65,731	$66,406
Due to banks	76,200	72,300
Accounts payable and accrued expenses	12,117	11,679
Distributions payable	4,958	4,951
Minority interest in Partnership	7,287	7,591

Total liabilities	166,293	162,927

Shareholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 3,000,000 shares issued and outstanding (liquidation preference of $76,734)	30	30
Common stock, $.01 par value, 50,000,000 shares authorized, 20,193,634 and 20,148,334 shares issued and outstanding	202	201
Additional paid-in capital	257,081	256,720
Accumulated other comprehensive loss	(143)	—
Unearned compensation	(681)	(596)
Distributions in excess of earnings	(66,436)	(61,840)

Total shareholders’ equity	190,053	194,515

Total liabilities and shareholders’ equity	$356,346	$357,442

WINSTON HOTELS, INC
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	June 30, 2003	June 30, 2002

Revenue:
Rooms	$30,124	$—
Food and beverage	1,961	—
Other operating departments	1,062	—
Percentage lease revenue	739	9,793
Interest and other income	364	353

Total revenue	34,250	10,146

Hotel operating expenses:
Rooms	6,815	—
Food and beverage	1,411	—
Other operating departments	710	—
Undistributed operating expenses:
Property operating expenses	6,085	—
Real estate taxes and property and casualty insurance	1,721	1,559
Franchise costs	2,170	—
Maintenance and repair	1,708	—
Management fees	721	—
Percentage lease expense	1,302	—
General and administrative	1,471	1,315
Depreciation	4,549	4,782
Amortization	221	206
Lease acquisition	—	17,668

Total operating expenses	28,884	25,530

Operating income (loss)	5,366	(15,384)
Interest expense	1,913	2,527

Income (loss) before allocation to minority interest, income taxes, and equity in income of unconsolidated subsidiaries	3,453	(17,911)
Income (loss) allocation to minority interest	107	(787)
Income tax benefit	(132)	(6,714)
Equity in loss of unconsolidated subsidiaries	(81)	(56)

Income (loss) from continuing operations	3,397	(10,466)
Discontinued operations:
Income from discontinued operations	—	97
Loss on sale of discontinued operations	—	(742)

Net income (loss)	3,397	(11,111)
Preferred stock distribution	(1,734)	(1,734)

Net income (loss) applicable to common shareholders	$1,663	$(12,845)

Income (loss) per common share:
Basic and diluted:
Income (loss) from continuing operations	$0.08	$(0.61)
Loss from discontinued operations	—	(0.03)

Net income (loss) per common share	$0.08	$(0.64)

Weighted average number of common shares	20,078	20,116
Weighted average number of common shares assuming dilution	21,377	20,116

WINSTON HOTELS, INC
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Six Months Ended	Six Months Ended
	June 30, 2003	June 30, 2002

Revenue:
Rooms	$56,557	$—
Food and beverage	3,647	—
Other operating departments	2,171	—
Percentage lease revenue	1,549	19,326
Interest and other income	730	700

Total revenue	64,654	20,026

Hotel operating expenses:
Rooms	13,104	—
Food and beverage	2,716	—
Other operating departments	1,467	—
Undistributed operating expenses:
Property operating expenses	12,217	—
Real estate taxes and property and casualty insurance	3,454	3,377
Franchise costs	4,029	—
Maintenance and repair	3,345	—
Management fees	1,282	—
Percentage lease expense	2,210	—
General and administrative	2,956	2,870
Depreciation	9,270	9,612
Amortization	442	403
Lease acquisition	—	17,668

Total operating expenses	56,492	33,930

Operating income (loss)	8,162	(13,904)
Interest expense	3,874	5,360

Income (loss) before allocation to minority interest, income taxes, and equity in income of unconsolidated subsidiaries	4,288	(19,264)
Income (loss) allocation to minority interest	94	(994)
Income tax benefit	(683)	(6,714)
Equity in income (loss) of unconsolidated subsidiaries	54	(51)

Income (loss) from continuing operations	4,931	(11,607)
Discontinued operations:
Income from discontinued operations	—	144
Loss on sale of discontinued operations	—	(742)

Net income (loss)	4,931	(12,205)
Preferred stock distribution	(3,469)	(3,469)

Net income (loss) applicable to common shareholders	$1,462	$(15,674)

Income (loss) per common share:
Basic and diluted:
Income (loss) from continuing operations	$0.07	$(0.80)
Loss from discontinued operations	—	(0.04)

Net income (loss) per common share	$0.07	$(0.84)

Weighted average number of common shares	20,076	18,652
Weighted average number of common shares assuming dilution	21,375	18,652

WINSTON HOTELS, INC.
RECONCILIATION AND CALCULATION OF FFO AND EBITDA
(in thousands, except per share data)

					For the Trailing
	For the Quarter Ended		For the Six Months Ended		Twelve Months
	June 30,		June 30,		Ended
	2003	2002	2003	2002	June 30, 2003

Funds from operations:
Net Income	$3,397	$(11,111)	$4,931	$(12,205)	$18,037
(Gain) loss on sale of discontinued operations	—	790	—	790	(24)
Minority interest allocation	107	(787)	94	(994)	721
Minority interest allocation of loss on sale of discontinued operations	—	(48)	—	(48)	(2)
Minority interest allocation of earnings from discontinued operations	—	6	—	8	(7)
Depreciation	4,549	4,782	9,270	9,612	18,511
Depreciation from discontinued operations	—	191	—	410	524
Depreciation from joint ventures	204	194	398	378	821
Deferred revenue	(8)	4,388	—	7,073	(8,299)
Deferred revenue from joint ventures	513	403	564	561	3
Lease termination expense	—	17,668	—	17,668	—
Income tax expense (benefit)	(132)	(6,714)	(683)	(6,714)	(1,294)
Preferred stock dividend	(1,734)	(1,734)	(3,469)	(3,469)	(6,938)

Funds from operations (FFO)	$6,896	$8,028	$11,105	$13,070	$22,053

Capital expenditures	1,954	1,014	3,568	1,690	7,132
Debt principal payments	341	317	675	627	1,325

Cash Available for Distribution (CAD)	$4,601	$6,697	$6,862	$10,753	$13,596

Weighted average common shares assuming dilution	21,377	21,428	21,375	19,964	21,400

FFO per share	$0.32	$0.37	$0.52	$0.65	$1.03

CAD per share	$0.22	$0.31	$0.32	$0.54	$0.64

Common dividend per share	$0.15	$0.15	$0.30	$0.30	$0.60

Earnings before interest, taxes, depreciation and amortization (EBITDA):
FFO	$6,896	$8,028	$11,105	$13,070	$22,053
Interest expense	1,913	2,527	3,874	5,360	8,993
Interest expense from joint ventures	142	164	279	312	604
Amortization expense	221	206	442	403	874
Amortization expense from discontinued operations	—	2	—	5	5
Amortization expense from joint ventures	6	2	9	4	14
Preferred stock dividend	1,734	1,734	3,469	3,469	6,938

EBITDA	$10,912	$12,663	$19,178	$22,623	$39,481

WINSTON HOTELS, INC.
CALCULATION OF PERFORMANCE RATIOS
(in thousands, except per share data)

FFO Payout Ratio:
(based on a trailing twelve-month basis)
FFO per share - 7/1/02 through 6/30/03:	$1.03
Common dividends paid per share - 7/1/02 through 6/30/03	0.60

FFO Payout Ratio	58.3%

CAD Payout Ratio:
(based on a trailing twelve-month basis)
CAD per share - 7/1/02 through 6/30/03:	$0.64
Common dividends paid per share - 7/1/02 through 6/30/03	0.60

CAD Payout Ratio	93.8%

Total Debt to EBITDA Multiple:
(based on a trailing twelve-month basis)
Corporate debt as of June 30, 2003	$141,931
Share of joint venture debt as of June 30, 2003	14,099

Total debt	156,030
EBITDA	39,481

Total Debt to EBITDA Multiple	4.0

Annual Interest Coverage Ratio:
(based on a trailing twelve-month basis)
EBITDA	$39,481
Corporate interest expense	8,993
Share of joint venture interest expense	604

Total interest expense	9,597

Annual Interest Coverage Ratio	4.1

Unleveraged Return on Investment:
(based on a trailing twelve-month basis)
Gross book value of wholly owned hotels	$432,799
Gross book value of operating joint venture hotels — Company’s share	24,040

Total gross book value of operating properties	456,839
EBITDA for the trailing twelve months ended 6/30/2003	39,481

Unleveraged Return on Investment	8.6%

Leveraged Return on Investment:
(based on a trailing twelve-month basis)
Total gross book value of operating properties	$456,839
Total Company debt	(141,931)
Debt of operating joint venture hotels — Company’s share	(14,099)

Total leveraged Investment in operating properties	300,809
EBITDA for the trailing twelve months ended 6/30/2003	39,481
Interest expense for the trailing twelve months ended 6/30/2003	(8,993)
Interest expense of joint ventures for the trailing twelve months ended 6/30/03 - Company’s share	(604)

EBITDA less interest expense	29,884

Leveraged Return on Investment	9.9%

Winston Hotels, Inc.
Report of the Month Ending June 2003
RevPAR Performance for 47 Hotels

	Three Months Ended			Six Months Ended
	June 30			June 30

	2003	2002	% CH	2003	2002	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	$44.60	$44.56	0.1%	$40.00	$40.55	-1.3%
Courtyard, Fairfield Inn, Residence Inn	$51.34	$56.61	-9.3%	$49.68	$54.07	-8.1%
Hampton Inn/Suites	$52.79	$54.90	-3.8%	$49.59	$51.33	-3.4%
Hilton Garden Inn	$71.22	$71.97	-1.0%	$66.03	$66.23	-0.3%
Holiday Inn Express/Select	$54.38	$59.44	-8.5%	$49.35	$54.47	-9.4%
Homewood Suites	$60.26	$66.04	-8.8%	$62.98	$66.94	-5.9%
Region
South Atlantic	$50.61	$52.53	-3.7%	$48.06	$49.52	-2.9%
East North Central	$68.75	$74.18	-7.3%	$59.05	$63.19	-6.6%
West South Central	$43.87	$47.73	-8.1%	$42.67	$47.02	-9.3%
Mountain	$43.44	$43.16	0.6%	$51.94	$48.93	6.2%
New England	$67.51	$70.37	-4.1%	$59.01	$63.93	-7.7%
Middle Atlantic	$79.64	$86.63	-8.1%	$71.47	$78.90	-9.4%
Segment
Upscale	$61.01	$64.65	-5.6%	$59.88	$62.35	-4.0%
Mid-scale w/ F&B	$60.63	$65.06	-6.8%	$53.84	$59.50	-9.5%
Mid-scale w/o F&B	$47.94	$49.63	-3.4%	$44.36	$45.85	-3.2%
Service
Limited-service	$47.94	$49.63	-3.4%	$44.36	$45.85	-3.2%
Full-service	$63.11	$66.35	-4.9%	$57.56	$61.04	-5.7%
Extended-stay	$56.74	$61.57	-7.8%	$60.36	$63.01	-4.2%
Total for 47 Hotels	$54.38	$57.09	-4.7%	$51.37	$53.68	-4.3%